Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, July 25, 2006 — Waddell & Reed Financial, Inc. (NYSE: WDR) today announced its earnings for the second quarter of 2006.  Results included two significant non-recurring charges, which produced a loss for the quarter. However, management emphasized that the quarter’s operating results reflected strong business momentum.

“Our sales, advisor productivity and investment performance continued to move solidly in the right direction during the second quarter,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc. “We look ahead with confidence and optimism.”

Overall, the Company reported a second quarter net loss of $33.0 million, or $0.40 per diluted share, compared to net income of $24.6 million, or $0.30 per diluted share, for this year’s first quarter and a net loss of $7.1 million, or $0.09 per diluted share for last year’s second quarter.

The non-recurring charges during the quarter included a pre-tax charge of $55.0 million ($0.48 per diluted share) in the current quarter to recognize our settlement with the Securities and Exchange Commission (the “SEC”) and state regulators and a charge of $20.0 million ($0.24 per diluted share) to recognize the impairment of goodwill associated with one of our subsidiaries, Austin Calvert & Flavin, Inc. (“ACF”). Special charges taken in prior periods, as previously disclosed, are detailed on page 6. We believe adjusting our results to exclude non-recurring items provides stockholders with a more comparable basis for evaluating our operating results and financial performance to other periods. Unless specifically noted, the discussion of operating results in the text of this release excludes these non-operating items.

Excluding these non-recurring charges, net income in the current quarter would have been $26.4 million, or $0.32 per diluted share, compared to net income of $25.5 million, or $0.31 per diluted share for this year’s first quarter and net income of $21.7 million, or $0.27 per diluted share for last year’s second quarter. A schedule reconciling adjusted results to GAAP is provided on page 6 and an “Adjusted Results” schedule is provided on page 7.

Setting aside non-recurring items which cloud underlying operating results, the quarter was highlighted by strong mutual fund sales and improving institutional sales.  Notably, the Advisors channel achieved net sales of $37 million — the first quarter of positive net sales since 2000 — while the Wholesale channel had net sales of $670 million. Net outflows in the Institutional channel narrowed to $147 million. The resulting $560 million in net sales represented the Company’s best quarter to date.

As announced on July 24, we finalized settlement agreements with the SEC, New York Attorney General and Kansas Securities Commissioner, bringing to a close market-timing investigations.  Under the terms of the settlements, we neither admitted nor denied any of the regulators’ assertions.

The settlement totaled $50 million, to be distributed to the funds pursuant to a plan to be developed by an independent consultant and approved by the funds’ boards of directors. We also agreed with the Kansas Securities Commissioner to pay a $2 million fine that will be designated for investor education in the State of Kansas, and with the New York Attorney General to reduce management fees by $5 million per year for each of the next five years in the Waddell & Reed Advisors Funds and the W&R Target Funds. The fee concessions are separate from the amounts to the SEC and the Kansas Securities Commissioner, and as such, were not part of the charge taken during the quarter. The settlements also require us to engage independent consultants to develop a plan of distribution and review supervisory, compliance and other policies and procedures; the projected $3 million cost of these consultants is accrued in the charge.

Annually, during the second quarter, we review our reporting units for potential impairment of goodwill as required by SFAS 142. During this year’s review, it was determined that the carrying value of ACF exceeded its fair value. ACF’s underperformance and management’s recently implemented operational changes at ACF resulted in ongoing asset redemptions and uncertainty regarding future cash flows. Based upon the results of the analysis, it was determined that the goodwill associated with ACF, aggregating $27 million, should be written down by $20 million.

Channel Discussion

Advisors channel

Momentum continues to build in our Advisors channel.  Gross sales improved by more than 50% over those of the second quarter in 2005, and remained at levels comparable to the first quarter of 2006, which is typically a stronger quarter. More importantly, net flows continued to strengthen with inflows of $37 million during the quarter. Another noteworthy achievement in this channel is a reversal of the sales trend for variable annuity products. Variable annuity sales improved nearly 7% from last year’s second quarter and 33% compared to a record low level in the first quarter of 2006.

Our financial advisors headcount remained relatively unchanged compared to the previous quarter and down approximately 6% from year-end.

The Advisors U&D margin declined during the quarter to -7.9%, in part because of higher indirect expenses including costs associated with additional computer services we are instituting to support our Advisors’ sales efforts.

Wholesale channel

Quarterly gross and net sales in our Wholesale channel are once again robust. Gross sales of $1.2 billion were more than twice those of the second quarter in 2005 and slightly higher than those of the first quarter in 2006. Net sales were $670 million for the quarter and $1.5 billion year-to-date.

The sales mix continued to diversify, with sales in Waddell & Reed-managed product representing 46% of the quarterly total, versus 36% in the first quarter of 2006.

Institutional

Our primary institutional business has seen a renewed interest in our Large Cap Growth product from new mandates and existing clients. Net sales in this segment of our Institutional channel were $55 million. Waddell & Reed was pleased to have been awarded a mutual fund subadvisory mandate with a leading international private bank based in Geneva, Switzerland.  The mandate is for a fund distributed outside the U.S. and not available for purchase by U.S. investors. The initial mandate totaled approximately $100 million. Importantly, this alliance represents our first European distribution opportunity. We are hopeful that this relationship could lead to significant flows over time.

Outflows persisted at ACF. During the quarter, the subsidiary had $187 million in net redemptions, although by June the pace of redemptions had slowed. ACF’s assets under management were $702 million on June 30, 2006.

“Our quarterly results reflect solid progress towards reinvigorating our Advisors channel and broadening distribution in our Wholesale channel,” said Hank Herrmann, “although the market provided a challenging environment, sales in both retail distribution channels exceeded those of a seasonally strong first quarter, and year-to-date sales continue their robust pace. That being said,” Herrmann continued, “there remains significant opportunity in all distribution channels.”

Operating Revenues Analysis

On a sequential quarter basis, most of the increase was attributable, almost equally, to a combination of higher management fees and higher underwriting and distribution fees. Management fee revenues increased due to a higher effective management fee rate derived from strong sales and asset growth in a few specialty funds. The current quarter also benefited from an extra calendar day to collect management fees. The growth in underwriting and distribution revenues was driven primarily by a combination of meaningful increases in variable annuity sales volume in our Advisors channel and higher asset-based Rule 12b-1 service and distribution fees in both retail distribution channels.

Compared to last year’s second quarter, most of the increase was again attributable, almost equally, to a combination of higher management fees and higher underwriting and distribution fees. Management fee revenues increased in close correlation to the growth in average assets under management. The growth in assets under management was fueled by strong sales levels in our Wholesale channel and market appreciation in all of our distribution channels. Management fees also increased due to a higher effective management fee rate derived from strong sales and asset growth in certain specialty funds. The growth in underwriting and distribution revenues was due to a combination of substantial improvements in front-load and variable annuity sales volume in our Advisors channel, higher asset-based Rule 12b-1 service and distribution fees in our Wholesale channel and higher sales volume by Legend advisors.

Operating Expense Analysis

On a sequential quarter basis, most of the increase in expenses was attributable to higher underwriting and distributions costs.  Underwriting and distribution expenses increased due to higher sales volume and higher asset-based Rule 12b-1 service and distribution fees, and, to a lesser extent, higher indirect costs for computer services to support our field’s sales efforts, legal costs, and higher travel and marketing expenses to support our wholesale efforts. The remainder of the increase was due to higher subadvisory costs associated with higher asset levels in our subadvised funds. A decline in compensation and related costs partially offset these increased costs. Specifically, compensation and related costs declined slightly due largely to a decline in payroll and related expenses associated with annual bonuses paid in the first quarter of 2006, the earnings on deferred compensation plans and lower payroll costs at ACF. The above mentioned decline was partially offset by higher amortization costs associated with our April 2006 restricted stock grants.

Compared to last year’s second quarter, a significant portion of the increase in costs was due to higher underwriting and distribution expenses. More specifically, approximately three-quarters of the increase in underwriting and distribution cost is directly tied to increased sales volumes and higher asset-based Rule 12b-1 service and distribution fees. The remainder of the increase in underwriting and distribution was due to higher indirect costs, namely higher sales incentive and support costs associated with our efforts to improve the performance of our Advisors channel, and to a lesser extent, higher wholesaling support costs in our Wholesale channel. Compensation and related costs increased in part due to higher bonus accruals compared to the same period in 2005 and the additional amortization cost of equity compensation associated with our April 2006 restricted stock grants. General and administrative costs declined in part due to lower legal costs and the use of more IT resources on distribution projects. Finally, as was the case on a linked-quarter basis, subavisory expenses rose due to higher asset levels in our subadvised funds.

Balance Sheet Information

Cash and cash equivalents and investment securities were $243 million (including $30 million of cash held for the exclusive benefit of customers in compliance with federal securities industry regulations). We have no short-term outstanding borrowings against our money market loan program or our $200 million credit facility.

Stockholders’ equity was $222 million and there were 84.7 million shares outstanding. There were no shares repurchased during the quarter.

Investment Product Sales(1)

Advisors Channel

($ thousands)

	2Q 2006	2Q 2005%		1Q 2006%
Front-load sales (Class A)	$463,989	$316,355	46.7%	$472,233	-1.7%
Variable annuity products	83,625	78,272	6.8%	62,854	33.0%
Total Front-load sales	547,614	394,627	38.8%	535,087	2.3%
Deferred-load sales	51,381	56,090	-8.4%	56,033	-8.3%
Allocation product sales (no-load)	16,076	6,483	148.0%	13,325	20.6%
Total	$615,071	$457,200	34.5%	$604,445	1.8%

(1)               Investment product sales exclude sales at net asset value, Class Y sales, and sales of money market funds. Sales load is included.

WADDELL & REED FINANCIAL, INC.
Unaudited Schedule of Selected Operating Data
(Amounts in thousands, except for per share data)

					Three Months
	Three Months Ended				Ended
	June 30,		Change		March 31,	Change
	2006	2005	$	%	2006	$	%
Operating Revenues:
Investment management fees	$78,190	$64,533	13,657	21.2	$74,049	4,141	5.6
Underwriting & distribution fees	80,494	65,833	14,661	22.3	77,012	3,482	4.5
Shareholder service fees	22,627	20,320	2,307	11.4	22,009	618	2.8
Total operating revenues	181,311	150,686	30,625	20.3	173,070	8,241	4.8

Operating Expenses:
Underwriting and distribution	91,545	73,427	18,118	24.7	84,754	6,791	8.0
Compensation and related costs(1)	27,076	26,044	1,032	4.0	29,446	(2,370)	-8.0
General and administrative	64,982	49,867	15,115	30.3	10,246	54,736	534.2
Subadvisory	7,599	4,145	3,454	83.3	6,549	1,050	16.0
Depreciation	2,956	2,409	547	22.7	2,853	103	3.6
Goodwill impairment	20,000	—	20,000	nm	—	20,000	nm
Total operating expense	214,158	155,892	58,266	37.4	133,848	80,310	60.0

Operating Income (loss)	(32,847)	(5,206)	(27,641)	-530.9	39,222	(72,069)	-183.7

Investment & other income	2,144	1,455	689	47.4	2,264	(120)	-5.3
Interest expense	(2,984)	(3,685)	701	19.0	(3,254)	270	8.3

Income (loss) before taxes	(33,687)	(7,436)	(26,251)	-353.0	38,232	(71,919)	-188.1
Provision for taxes	(665)	(349)	(316)	-90.5	13,961	(14,626)	-104.8

Net income (loss) before change in accounting principle	(33,022)	(7,087)	(25,935)	-366.0	24,271	(57,293)	-236.1
Change in accounting principle - net of taxes	—	—	—	n/m	321	(321)	n/m
Net Income (loss)	(33,022)	(7,087)	(25,935)	-366.0	24,592	(57,614)	-234.3

Net income (loss) per share before change in accounting principle - diluted	(0.40)	(0.09)	n/m	n/m	0.29	n/m	n/m
Net income (loss) per share - basic	(0.40)	(0.09)	n/m	n/m	0.30	n/m	n/m
Net income (loss) per share - diluted	(0.40)	(0.09)	n/m	n/m	0.30	n/m	n/m

Adjusted net income(2)	26,369	21,706	4,663	21.5	25,542	827	3.2
Adjusted net income per share - diluted(2)	0.32	0.27	0.05	18.5	0.31	0.01	3.2

Weighted average shares outstanding - basic	81,570	80,810			81,204
Weighted average shares outstanding - diluted(3)	81,570	80,810			82,943

Operating margin	-18.1%	-3.5%			22.7%
Adjusted operating margin (2)	23.2%	24.0%			23.7%
Waddell & Reed Advisors U&D margin(4)	-7.9%	-4.2%			-3.6%

(1)                Includes equity compensation of $5,845,$6,248 and $5,951 million, respectively

(2)                Reconciliation to GAAP provided on page 6

(3)                Due to net loss for the period, there is no share dilution

(4)                Excludes our wholesale underwriting and distribution activities

WADDELL & REED FINANCIAL, INC.
Reconciliation to GAAP
(Amounts in thousands except for per share data)

	Three Months Ended June 30, 2006			Three Months Ended June 30, 2005			Three Months Ended March 31, 2006
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Operating Revenues:
Investment management fees	$78,190	$—	$78,190	$64,533	$—	$64,533	$74,049	$—	$74,049
Underwriting & distribution fees	80,494	—	80,494	65,833	—	65,833	77,012	—	77,012
Shareholder service fees	22,627	—	22,627	20,320	—	20,320	22,009	—	22,009
Total operating revenues	181,311	—	181,311	150,686	—	150,686	173,070	—	173,070

Operating Expenses:
Underwriting and distribution	91,545	—	91,545	73,427	(423)	73,004	84,754	—	84,754
Compensation and related costs	21,231	—	21,231	19,796	(564)	19,232	23,495	(351)	23,144
Equity compensation	5,845	—	5,845	6,248	(2,171)	4,077	5,951	(1,516)	4,435
General and administrative	64,982	(55,000)	9,982	49,867	(38,162)	11,705	10,246	—	10,246
Subadvisory	7,599	—	7,599	4,145	—	4,145	6,549	—	6,549
Depreciation	2,956	—	2,956	2,409	—	2,409	2,853	—	2,853
Goodwill impairment	20,000	(20,000)	—	—	—	—	—	—	0
Total operating expense	214,158	(75,000)	139,158	155,892	(41,320)	114,572	133,848	(1,867)	131,981

Operating Income	(32,847)	75,000	42,153	(5,206)	41,320	36,114	39,222	1,867	41,089

Investment & other income	2,144	—	2,144	1,455	—	1,455	2,264	—	2,264
Interest expense	(2,984)	—	(2,984)	(3,685)	—	(3,685)	(3,254)	—	(3,254)

Income before taxes	(33,687)	75,000	41,313	(7,436)	41,320	33,884	38,232	1,867	40,099
Provision for taxes	(665)	15,609	14,944	(349)	12,527	12,178	13,961	596	14,557

Net income before change in accounting principle	(33,022)	59,391	26,369	(7,087)	28,793	21,706	24,271	1,271	25,542
Change in accounting principle - net of taxes	—	—	—	—	—	—	321	321	—
Net Income	(33,022)	59,391	26,369	(7,087)	28,793	21,706	24,592	950	25,542

Net income per share before change in accounting principle - diluted							0.29	0.02	0.31
Net income per share - diluted	(0.40)	0.71	0.32	(0.09)	0.35	0.27	0.30	0.01	0.31

Basic shares outstanding	81,570			80,810
Weighted average shares outstanding - diluted		83,155	83,155		81,493	81,493	82,943	82,943	82,943

Net income (loss), as reported	$(33,022)	$(0.40)		$(7,087)	$(0.09)		$24,592	$0.30
Adjustments (net of taxes)
NASD settlement				15,572	0.19
Torchmark settlement				9,208	0.11
CEO resignation				3,693	0.05
Severance/restructuring				320	0.01		1,271	0.01
Cumulative effect of change in accounting principle							(321)	0.00
Regulatory settlement	39,391	0.48
Impairment charge	20,000	0.24
Adjusted net income	$26,369	$0.32		$21,706	$0.27		$25,542	$0.31

WADDELL & REED FINANCIAL, INC.
Adjusted results (1)
(Amounts in thousands except for per share data)

	Three Months Ended				Three Months Ended
	June 30,		Change		March 31,	Change
	2006	2005	$	%	2006	$	%
Operating Revenues:
Investment management fees	$78,190	$64,533	13,657	21.2	$74,049	4,141	5.6
Underwriting & distribution fees	80,494	65,833	14,661	22.3	77,012	3,482	4.5
Shareholder service fees	22,627	20,320	2,307	11.4	22,009	618	2.8
Total operating revenues	181,311	150,686	30,625	20.3	173,070	8,241	4.8

Operating Expenses:
Underwriting and distribution	91,545	73,004	18,541	25.4	84,754	6,791	8.0
Compensation and related costs (2)	27,076	23,309	3,767	16.2	27,579	(503)	-1.8
General and administrative	9,982	11,705	(1,723)	-14.7	10,246	(264)	-2.6
Subadvisory	7,599	4,145	3,454	83.3	6,549	1,050	16.0
Depreciation	2,956	2,409	547	22.7	2,853	103	3.6
Total operating expense	139,158	114,572	24,586	21.5	131,981	7,177	5.4

Operating Income	42,153	36,114	6,039	16.7	41,089	1,064	2.6
Investment & other income	2,144	1,455	689	47.4	2,264	(120)	-5.3
Interest expense	(2,984)	(3,685)	701	19.0	(3,254)	270	8.3
Income before taxes	41,313	33,884	7,429	21.9	40,099	1,214	3.0
Provision for taxes	14,944	12,178	2,766	22.7	14,557	387	2.7

Adjusted Net Income	26,369	21,706	4,663	21.5	25,542	827	3.2
Adjusted net income per share - diluted	0.32	0.27	0.05	18.5	0.31	0.01	3.2
Weighted average shares outstanding - diluted	83,155	81,493			82,943
Adjusted operating margin	23.2%	24.0%			23.7%

(1)             Reconciliation to GAAP provided on page 6

(2)             Includes equity compensation of $5,845, $4,077, and $4,435 million, respectively

WADDELL & REED FINANCIAL, INC.
Underwriting and Distribution
For the quarter ended
(Amounts in thousands)

		Wholesale
	Advisors	Third-Party	Legend	Total
June 30, 2006
Revenues	$57,724	$9,468	$13,302	$80,494
Expenses
Direct	40,736	12,708	8,992	62,436
Indirect	21,523	4,917	2,669	29,109
Total Expenses	62,259	17,625	11,661	91,545
Net U&D	($4,535)	($8,157)	$1,641	($11,051)

Margin	-7.9%	n/m	12.3%

June 30, 2005
Revenues	$50,063	$4,501	$11,269	$65,833
Expenses
Direct	33,658	6,887	7,762	48,307
Indirect	18,509	3,603	3,008	25,120
Total Expenses	52,167	10,490	10,770	73,427
Net U&D	($2,104)	($5,989)	$499	($7,594)

Margin	-4.2%	n/m	4.4%

March 31, 2006
Revenues	$56,280	$7,909	$12,823	$77,012
Expenses
Direct	38,468	11,091	8,654	58,213
Indirect	19,866	3,832	2,843	26,541
Total Expenses	58,334	14,923	11,497	84,754
Net U&D	($2,054)	($7,014)	$1,326	($7,742)

Margin	-3.6%	n/m	10.3%

WADDELL & REED FINANCIAL, INC.
Changes in Assets Under Management
For the quarter ended
(Amounts in millions)

	Advisors	Wholesale	Institutional	Total
June 30, 2006
Beginning Assets	$28,630	$8,227	$7,995	$44,852

Sales	847	1,175	222	2,244
Redemptions	(810)	(505)	(369)	(1,684)
Net Sales	37	670	(147)	560

Net Exchanges and Adjustments	(40)	38	0	(2)
Reinvested Dividends and Capital Gains	112	25	30	167
Net Flows	109	733	(117)	725

Market Depreciation	(378)	(8)	(190)	(576)
Ending Assets	$28,361	$8,952	$7,688	$45,001

June 30, 2005
Beginning Assets	$24,921	$5,022	$8,242	$38,185

Sales	560	503	123	1,186
Redemptions	(824)	(286)	(349)	(1,459)
Net Sales	(264)	217	(226)	(273)

Net Exchanges and Adjustments	(14)	11	0	(3)
Reinvested Dividends and Capital Gains	53	16	30	99
Net Flows	(225)	244	(196)	(177)

Market Appreciation	696	101	269	1,066
Ending Assets	$25,392	$5,367	$8,315	$39,074

March 31, 2006
Beginning Assets	$27,188	$6,729	$7,946	$41,863

Sales	843	1,151	172	2,166
Redemptions	(849)	(348)	(450)	(1,647)
Net Sales	(6)	803	(278)	519

Net Exchanges and Adjustments	(64)	60	0	(4)
Reinvested Dividends and Capital Gains	48	10	29	87
Net Flows	(22)	873	(249)	602

Market Appreciation	1,464	625	298	2,387
Ending Assets	$28,630	$8,227	$7,995	$44,852

WADDELL & REED FINANCIAL, INC.
Supplemental Information

Other Items

	2Q 06	2Q 05	% change	1Q 06	% change
Redemption rates - long-term assets
Advisors	8.9%	10.6%		9.8%
Wholesale	23.1%	21.8%		18.3%
Institutional	19.1%	17.0%		22.7%
Total	13.4%	13.5%		13.7%

Sales per advisor (000s)(1)
Total	269	188	43.1%	259	3.9%
2+ Years	396	289	37.0%	395	0.3%
0 to 2 Years	83	49	69.4%	71	16.9%

Gross production per advisor (000s)(2)	15.9	13.4	18.7%	15.9	0.0%

Number of advisors(3)	2,273	2,422	-6.2%	2,299	-1.1%

Number of shareholder accounts (000s)	2,833	2,530	12.0%	2,733	3.7%

Number of shareholders	651,542	642,037	1.5%	646,231	0.8%

(1)                Average commissionable sales per Waddell & Reed Advisor

(2)                Average gross commission generated per Waddell & Reed Advisor

(3)                Excludes Legend retirement advisors

Lipper Ranking

Percentage of funds	1 Year	3 Years	5 Years
Equity Funds
Top Quartile	43%	50%	54%
Top Half	68%	74%	78%
All Funds
Top Quartile	38%	40%	44%
Top Half	73%	67%	71%

MorningStar Ranking

Percentage of funds with 4 or 5 stars	Overall	3 Years	5 Years
Equity Funds	38%	28%	35%
All Funds	27%	20%	27%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, July 25, 2006 at 10:00 a.m. Eastern. During this call, Henry J. Herrmann, CEO, will review our second quarter results. Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com. A webcast replay will be made available shortly after the call through July 31st.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional distribution effort (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada.)

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC. Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.